News Release
R. Andrew Watts
July 18, 2016                            Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $446.5 MILLION, AN INCREASE OF 6.5%; AND EARNINGS PER SHARE OF $0.47, AN INCREASE OF 9.3%

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the second quarter of 2016.

Revenues for the second quarter of 2016 under U.S. generally accepted accounting principles (“GAAP”) were $446.5 million, increasing $27.1 million, or 6.5%, as compared to the second quarter of the prior year, with Organic Revenue (as defined below) increasing by 2.6%. Net income was $66.2 million, increasing by 8.5%, and diluted earnings per share were $0.47, increasing by 9.3%.

Revenues for the six months ended June 30, 2016 under GAAP were $870.7 million, increasing $47.0 million, or 5.7%, as compared to the same period of 2015, with Organic Revenue increasing by 2.0%. Net income was $128.3 million, increasing by 8.7%, and diluted earnings per share for the six months ended June 30, 2016 were $0.91 compared to $0.82 for the first half of 2015, representing a 11.0% increase.

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We are pleased with the results for the quarter as we delivered good organic growth in all four divisions, invested in our businesses and maintained industry leading margins."

As announced on July 14, 2016, the Company’s Board of Directors has declared a regular quarterly cash dividend of $0.1225 per share to be paid on August 17, 2016, to shareholders of record on August 9, 2016.

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Three Months Ended June 30, 2016 and 2015
(in millions, unaudited)

	Three Months Ended		Change		Acquisition	Organic Revenue Growth(1)
	6/30/2016	6/30/2015	$	%	Revenues	$	%

Retail(2)	$230.5	$216.9	$13.6	6.3%	$9.7	$3.9	1.8%
National
Programs	104.2	101.5	2.7	2.7%	0.5	2.2	2.2%
Wholesale
Brokerage	59.1	53.9	5.2	9.6%	3.1	2.1	3.9%

Services	41.7	36.7	5.0	13.6%	2.6	2.4	6.3%
Total Core
Comm. and Fees	$435.5	$409.0	$26.5	6.5%	$15.9	$10.6	2.6%

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Six Months Ended June 30, 2016 and 2015
(in millions, unaudited)

	Six Months Ended		Change		Acquisition	Organic Revenue Growth(1)
	6/30/2016	6/30/2015	$	%	Revenues	$	%

Retail(2)	$438.8	$412.7	$26.1	6.3%	$20.8	$5.3	1.3%
National
Programs	199.8	194.3	5.5	2.8%	1.8	3.7	1.9%
Wholesale
Brokerage	107.0	100.0	7.0	7.0%	3.4	3.6	3.7%

Services	78.2	71.2	7.0	9.8%	4.2	2.8	3.8%
Total Core
Comm. and Fees	$823.8	$778.2	$45.6	5.9%	$30.2	$15.4	2.0%

(1)"Organic Revenue" is defined as total commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), and less (iv) divested business (net commissions and fees generated from offices, books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year.

(2)The Retail Segment includes commissions and fees, which will be reported in the “Other” column of the Segment Information in the Notes to the Condensed Consolidated Financial Statements on the Company's Form 10-Q, which includes corporate and consolidation items.

Brown & Brown, Inc.
RECONCILIATION OF INTERNAL GROWTH SCHEDULE
TO TOTAL COMMISSIONS AND FEES
Included in the Consolidated Statements of Income
Three and Six Months Ended June 30, 2016 and 2015
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015

Total Core Commissions and Fees	$435.5	$409.0	$823.8	$778.2
Profit-Sharing Contingent Commissions	7.3	3.5	38.2	33.4
Guaranteed Supplemental Commissions	2.8	2.2	6.0	5.6
Divested Businesses	—	2.5	—	3.8

Total Commissions and Fees	$445.6	$417.2	$868.0	$821.0

In order to arrive at results that are more comparable to the prior year we exclude the change in estimated acquisition earn-out payables. Our diluted Earnings Per Share - Adjusted (as defined in the table below) were $0.49 for the three months ended June 30, 2016, increasing 14.0% over the second quarter of the prior year. For the six months ended June 30, 2016, Earnings Per Share - Adjusted were $0.92 compared to $0.83 in the prior year, increasing 10.8%.

Brown & Brown, Inc.
GAAP EARNINGS PER SHARE RECONCILIATION TO
EARNINGS PER SHARE - ADJUSTED
Three Months Ended June 30, 2016 and 2015
(unaudited)

	Three Months Ended		Change
	6/30/2016	6/30/2015	$	%
GAAP earnings per share - as reported	$0.47	$0.43	$0.04	9.3%
Change in estimated acquisition earn-out payables	0.02	—	0.02
Earnings per share - adjusted	$0.49	$0.43	$0.06	14.0%

Brown & Brown, Inc.
GAAP EARNINGS PER SHARE RECONCILIATION TO
EARNINGS PER SHARE - ADJUSTED
Six Months Ended June 30, 2016 and 2015
(unaudited)

	Six Months Ended		Change
	6/30/2016	6/30/2015	$	%
GAAP earnings per share - as reported	$0.91	$0.82	$0.09	11.0%
Change in estimated acquisition earn-out payables	0.01	0.01	—
Earnings per share - adjusted	$0.92	$0.83	$0.09	10.8%

In order to provide a better understanding of our business, we evaluate EBITDAC (as defined below) performance. EBITDAC for the second quarter of 2016 was $149.8 million, an increase of $12.0 million or 8.7%, compared to the second quarter of the prior year.   The associated EBITDAC margin increased to 33.5%.

Brown & Brown, Inc.
GAAP RECONCILIATION -
INCOME BEFORE INCOME TAXES TO EBITDAC(3)
Three and Six Months Ended June 30, 2016 and 2015
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Income before income taxes	$109.0	$100.9	$211.6	$194.7
Amortization	21.6	21.6	43.2	43.2
Depreciation	5.4	5.2	10.7	10.4
Interest	9.8	9.7	19.7	19.5
Change in estimated acquisition earn-out payables	4.0	0.4	3.2	1.7
EBITDAC	$149.8	$137.8	$288.4	$269.5
EBITDAC margin(4)	33.5%	32.9%	33.1%	32.7%

(3)	"EBITDAC" is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(4)	"EBITDAC margin" is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data; unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
REVENUES
Commissions and fees	$445.6	$417.2	$868.0	$821.0
Investment income	0.5	0.3	0.9	0.5
Other income, net	0.4	1.9	1.8	2.2
Total revenues	446.5	419.4	870.7	823.7

EXPENSES
Employee compensation and benefits	231.1	217.6	455.2	429.3
Other operating expenses	66.4	64.3	130.0	125.5
Gain on disposal	(0.8)	(0.3)	(2.9)	(0.6)
Amortization	21.6	21.6	43.2	43.2
Depreciation	5.4	5.2	10.7	10.4
Interest	9.8	9.7	19.7	19.5
Change in estimated acquisition earn-out payables	4.0	0.4	3.2	1.7
Total expenses	337.5	318.5	659.1	629.0

Income before income taxes	109.0	100.9	211.6	194.7

Income taxes	42.8	39.9	83.3	76.7

Net income	$66.2	$61.0	$128.3	$118.0

Net income per share:
Basic	$0.47	$0.43	$0.92	$0.83
Diluted	$0.47	$0.43	$0.91	$0.82

Weighted average number of shares outstanding - in thousands:
Basic	135,992	137,518	135,770	138,434
Diluted	137,581	139,828	137,260	140,647

Dividends declared per share	$0.12	$0.11	$0.25	$0.22

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data, unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$454.0	$443.4
Restricted cash and investments	277.6	229.8
Short-term investments	16.1	13.7
Premiums, commissions and fees receivable	472.2	433.8
Reinsurance recoverable	60.8	32.0
Prepaid reinsurance premiums	298.9	309.6
Deferred income taxes	15.6	24.6
Other current assets	52.1	50.4
Total current assets	1,647.3	1,537.3

Fixed assets, net	80.5	81.8
Goodwill	2,665.3	2,586.7
Amortizable intangible assets, net	745.4	744.7
Investments	23.0	18.1
Other assets	45.4	35.9
Total assets	$5,206.9	$5,004.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$667.2	$574.7
Losses and loss adjustment reserve	60.8	32.0
Unearned premiums	298.9	309.6
Premium deposits and credits due customers	95.1	83.1
Accounts payable	91.6	63.9
Accrued expenses and other liabilities	163.5	192.2
Current portion of long-term debt	80.5	73.1
Total current liabilities	1,457.6	1,328.6

Long-term debt	1,045.0	1,071.6

Deferred income taxes, net	371.1	360.9

Other liabilities	80.9	93.6

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 147,694 shares and outstanding 139,900 shares at 2016, issued 146,415 shares and outstanding 138,985 shares at 2015 - in thousands	14.8	14.6
Additional paid-in capital	445.9	426.6
Treasury stock, at cost 7,794 and 7,430 shares at 2016 and 2015, respectively - in thousands	(250.0)	(238.8)
Retained earnings	2,041.6	1,947.4
Total shareholders’ equity	2,252.3	2,149.8
Total liabilities and shareholders’ equity	$5,206.9	$5,004.5

Conference call, webcast and slide presentation
A conference call to discuss the results of the second quarter of 2016 will be held on Tuesday, July 19, 2016 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the second quarter of 2016 and those relating to potential repurchases of the Company's common stock. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the second quarter of 2016 that its financial results differ from the current preliminary unaudited numbers set forth herein; fluctuations in the Company's stock’s market price; fluctuations in operating results and cash flows; material adverse changes in economic conditions in the markets we serve and in the general economy; downward commercial property and casualty premium pressures; future regulatory actions and conditions in the states in which the Company conducts business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas including, but not limited to, the States of California, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Massachusetts, Michigan, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Virginia and/or Washington, where significant portions of the Company’s business are conducted; and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules, including Organic Revenue, Earnings Per Share - Adjusted, EBITDAC and EBITDAC margin. A reconciliation of this supplemental non-GAAP financial information to the Company's GAAP information is contained in this earnings release. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

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